INVESTOR RIGHTS AGREEMENT


         THIS INVESTOR RIGHTS AGREEMENT (the "Agreement") made as of this 30th day of June, 1999, by and among TRIANGLE IMAGING GROUP, INC., a Florida corporation (the "Company"), HAROLD S. FISCHER ("Stockholder"), and WATERSIDE CAPITAL CORPORATION, a Virginia corporation (collectively, with its successors and assigns, the "Investor"). (The Company, the Stockholder and the Investor are each a "Party" and collectively, the "Parties".)

R E C I T A L S:

         A. The Company has authorized Fifty Million (50,000,000) shares of common stock (the "Common Stock");

         B. The Company has also authorized One Million (1,000,000) Shares of Preferred Stock, of which 700 have been designated Series D Convertible
Preferred Stock ("Series D Preferred Stock") with such terms as have been set forth in the Corporation's Amended Articles of Incorporation ("Articles of Incorporation");

         C. Contemporaneously with the execution and delivery of this Agreement,
(i) the Investor is acquiring from the Company (1) Seven Hundred (700) shares of Series D Convertible Preferred Stock (the "Preferred Shares") pursuant to a
Series D Convertible Preferred Stock Purchase Agreement dated as of the date hereof, by and among the Investor, the Company and the Stockholder (the "Stock Purchase Agreement") and (2) a stock purchase warrant (the "Warrant") to purchase shares of Common Stock (the "Warrant Stock");

         D. Harold S. Fischer is the beneficial owner of 3,691,500 shares of Common Stock (consisting of 2,000,000 shares held of record by Mr. Fischer, 291,500 shares held by Mr. Fischer's wife, and 1,400,000 shares subject to immediately exercisable stock options), which represent 24.52% of the issued and outstanding shares of Common Stock on the date of this Agreement (after giving effect to the exercise of the stock options). Mr. Fischer disclaims beneficial ownership of the shares subject to that certain stockholders agreement set forth in Section 2.3 of the Disclosure Schedule to the Purchase Agreement; and

         E. One of the conditions to the investment by the Investor is the execution and delivery of this Agreement by the Company and the Stockholder.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Stockholder and the Investor agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

Intentionally left blank.


                                    ARTICLE 2

                               BOARD OF DIRECTORS

         Section 2.1 INSURANCE. The Company shall maintain directors' and officers' liability insurance coverage of a type and in an amount set forth in
Schedule 2.22 of the Series D Preferred Stock Purchase Agreement.

                                    ARTICLE 3

                                   PUT RIGHTS

         Section 3.1 PUT RIGHTS GENERAL. In addition to such rights as are set forth in the Articles of Incorporation, the Investor shall have the rights set forth in this Article 3.

         Section 3.2       PUT OF SERIES D PREFERRED STOCK.

                           3.2.1 At any time  after the  earlier of (a) a Change
of Control (as defined below) or (b) that date which is five (5) years after the date of the issuance of the first share of Series D Preferred Stock, the Investor shall have the right to require the Company to redeem or repurchase up to all of the shares of Series D Preferred Stock. Following such notice, the Company shall redeem or repurchase, within 45 days of receipt of such notice, all of such outstanding shares of Series D Preferred Stock held by the Investor by paying to the Investor an amount equal to the issuance price of such stock plus an amount equal to all accrued or unpaid dividends. A "Change of Control" shall be deemed to occur on (i) the date upon which the Stockholder shall cease to be employed by the Company on a full-time basis as the Company's President and Chief Executive Officer, (ii) the date the Stockholder shall cease to be a director of the Company, (iii) the date the Company's current Chairman of the Board ceases to be the Chairman of the Board, or (iv) any consolidation, merger, reorganization or other similar transaction with or into any other corporation or other entity or person, or any other corporate reorganization, in which the shareholders of the Company immediately prior to such consolidation, merger or reorganization, or any transaction or series of related transactions do not hold shares possessing a majority of votes in the election of directors immediately after such consolidation, merger or reorganization, or any transaction or series of transactions.

                           3.2.2 In addition to the provisions of section 3.2.1,
at any time after the earlier of (a) a Change of Control or (b) that date which is five years after the date of the issuance of the first share of Series D Convertible Preferred Stock, the Investor shall have the right to cause the Stockholder to purchase all 700 shares of Series D Convertible Preferred Stock,

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or such lesser  number of shares of Series D  Convertible  Preferred  Stock then outstanding, by giving written notice thereof to the Stockholder. Following such notice, the Stockholder shall immediately purchase such shares of Series D Convertible Preferred Stock by paying to the Investor an amount equal to the issuance price of such stock plus an amount equal to all accrued or unpaid dividends thereof.

         Section 3.3 REDEMPTION OF SERIES D PREFERRED STOCK. At any time and from time to time, on not less than thirty (30) days notice to Investor or any subsequent holder of the Series D Preferred Stock, the Series D Preferred Stock or any portion thereof may be redeemed by the Company, at the option of the Company, at a redemption price of $1,000.00 per share plus the payment of all accrued and unpaid dividends and interest payments due on any unpaid dividends attributable to the redeemed shares of Series D Preferred Stock.

                           3.3.1 If the Company desires to exercise its right of
redemption, it shall mail a notice of redemption to each of the registered holders of the Series D Preferred Stock to be redeemed, first class, postage prepaid, not later than the thirtieth day before the date fixed for redemption, at their last address as shall appear on the records of the Company. Any notice mailed in any manner provided herein shall be conclusively presumed to have been duly given whether or not the registered holder receives such notice.

                           3.3.2 The notice of redemption  shall specify (i) the
redemption price, (ii) the date fixed for redemption and (iii) the place where the Series D Preferred Stock certificates shall be delivered and the redemption price paid. The date fixed for redemption of the Series D Preferred Stock shall be the "Redemption Date." On and after the Redemption Date, holders of Series D Preferred Stock certificates provided timely notice of redemption shall have no further rights except to receive, upon surrender of their Series D Preferred Stock certificate(s), the Redemption Price.

                           3.3.3 From and after the  Redemption  Date  specified
for, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender to the Company by or on behalf of the registered Holders thereof of one or more certificates evidencing the Series D Preferred Stocks to be redeemed, deliver or cause to be delivered to or upon the written order of such registered holder a sum in cash equal to the Redemption Price of each share of Series D Preferred stock being redeemed. Such cash payment may be made, at the Company's option, in cash or by check or wire transfer. From and after the Redemption Date and upon deposit or setting aside by the Company of a sum sufficient to redeem all of the Series D Preferred shares called for redemption, such Series D Preferred Shares shall expire and become void and all rights thereunder, except for the right to receive payment of the Redemption Price, shall cease.

                           3.3.4 If the Series D Preferred  Stock is  subdivided
or combined into a greater or smaller number of shares of Series D Preferred Stock, the Redemption Price per share shall be proportionately adjusted by the ratio which the total number of shares of Series D Preferred Stock outstanding immediately prior to such event bears to the total number of shares of Series D Preferred Stock outstanding immediately after such event.


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

                                    ARTICLE 4

                                    DIVIDENDS

         The Company shall pay dividends on the Preferred Shares, out of any funds legally available therefor, as provided in the Articles of Incorporation of the Company, as amended.

                                    ARTICLE 5

                                   TERMINATION

         This Agreement, and the respective rights and obligations of the parties hereto, shall terminate upon the purchase of the Preferred Shares by the Company or the Stockholder, as the case may be.

                                    ARTICLE 6

                                     LEGEND

         Any certificates representing the Preferred Shares shall bear on their face the following legend prominently displayed:

                    THE SHARES REPRESENTED BY THIS CERTIFICATE, AND THE TRANSFER THEREOF, ARE SUBJECT TO THE PROVISIONS OF THAT CERTAIN INVESTOR RIGHTS AGREEMENT, DATED AS OF JUNE 30, 1999, AMONG THE CORPORATION, HAROLD S. FISCHER AND WATERSIDE CAPITAL CORPORATION, A COPY OF WHICH IS ON FILE AND MAY BE EXAMINED AT, THE PRINCIPAL OFFICE OF THE CORPORATION.


                                    ARTICLE 7

                                  MISCELLANEOUS

         Section 7.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered by hand or mailed via a nationally recognized overnight delivery service, by first class mail registered or certified mail (air mail if to or from outside the United States), postage prepaid, facsimile transmission that is acknowledged as received by the recipient, if to the Stockholder, at the Company's address, if to the Investor, at 300 East Main Street, Suite 1380, Norfolk Virginia 23510, if to the Company, at 1800 NW 49th Street, Suite 100, Fort Lauderdale, Florida 33309 or to such other address as the addressee shall have furnished to the other parties hereto in the manner prescribed by this Section 7.1.

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         Section 7.2 SPECIFIC PERFORMANCE.  The rights of the parties under this
Agreement are unique and, accordingly, the parties shall have the right, in addition to such other remedies as may be available to any of them at law or in equity, to enforce their rights hereunder by actions for specific performance in addition to any other legal or equitable remedies they might have to the extent permitted by law.

         Section 7.3 ENTIRE AGREEMENT. This Agreement, the Series D Preferred Stock Purchase Agreement, the Stock Purchase Warrant and the Registration Rights Agreement, and the documents contemplated thereby, constitute the entire agreement among the parties with respect to the subject matters thereof and supersedes all prior agreements and understandings between them or any of them as to such subject matter.

         Section 7.4 WAIVERS AND FURTHER AGREEMENTS. Any of the provisions of this Agreement may be waived by an instrument in writing with the consent of the party or parties whose rights are being waived.

         Section 7.5 AMENDMENTS. This Agreement may be amended by and shall be effective upon the receipt of the written consent of the Investor, the Company and the Stockholder.

         Section 7.6 ASSIGNMENT: SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted transferees, except as may be expressly provided otherwise herein.

         Section 7.7 SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and such invalid, illegal and unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

         Section 7.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 7.9 SECTION HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         Section 7.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the substantive laws of the Commonwealth of Virginia.

         Section 7.11 JURISDICTION AND VENUE; WAIVER OF JURY TRIAL. The Company consents to the jurisdiction of the Circuit Court of the City of Norfolk, Virginia, for the purpose of any suit, action or other proceeding arising out of any of its obligations arising under this Agreement or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in such court and waives the right to a trial by jury.

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

         IN WITNESS WHEREOF, the undersigned have executed this Stockholders Agreement as of the day and year first above written.

                                    COMPANY:

                                    TRIANGLE IMAGING GROUP, INC.,
                                    a Florida corporation

                                    By: /s/ HAROLD S. FISCHER
                                       ----------------------------------(SEAL)
                                       Harold S. Fischer
                                       President and Chief Executive Officer

                                     STOCKHOLDER:

                                       /s/ HAROLD S. FISCHER
                                       ----------------------------------
                                       Harold S. Fischer



                                     INVESTOR:

                                     WATERSIDE CAPITAL CORPORATION


                                     By: /s/ GERALD T. McDONALD
                                        ---------------------------------(SEAL)
                                              Gerald T. McDonald
                                              Secretary/Treasurer


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